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As of September 14, 1998


VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention: Global Custody Division

Re:   Global Custody Agreement, Effective May 1, 1996, as amended
      November 20, 1997 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A and Appendix A, respectively attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Income Funds, Inc. (formerly, Delaware Group Delchester High-Yield Bond Fund, Inc.) for the benefit of the Corporate Bond Fund series and the Extended Duration Bond series ("Series") and Delaware Equity Funds II, Inc. for the benefit of the Diversified Value Fund series ("Series") hereby appoints The Chase Manhattan Bank to provide custodial services for the three Series under and in accordance with the terms of the Agreement and accordingly, requests that the two Series be added to Schedule A and Appendix A, respectively, to the Agreement effective September 14, 1998. Kindly acknowledge your agreement to provide such services and to add these Series to Schedule A and Appendix A, respectively, by signing in the space provided below.

                                                   DELAWARE GROUP INCOME FUNDS,
                                                   INC. on behalf of Corporate
                                                   Bond Fund series and Extended
                                                   Duration Bond Fund series

                                                   DELAWARE GROUP EQUITY FUNDS
                                                   II, INC. on behalf of
                                                   Diversified Value Fund series


                                                   By: /s/ David K. Downes
                                                      --------------------------
                                                        David K. Downes
                                                   Its: Executive Vice President
                                                        Chief Operating Officer
                                                        Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

By: /s/ Rosemary M. Stidmon
   ---------------------------------

Its: Vice President